Exhibit 10.2

FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

This First Amendment (this “Amendment”) to Credit and Guaranty Agreement (as defined below) is entered into as of March 29, 2007, by and among MR DEFAULT SERVICES LLC, a Delaware limited liability company (“MR”), E-DEFAULT SERVICES LLC, a Delaware limited liability company (“E-Default”), STATEWIDE TAX AND TITLE SERVICES LLC, a Delaware limited liability company (“STT”), STATEWIDE PUBLISHING SERVICES LLC, a Delaware limited liability company (“Statewide Publishing” and, together with MR, E-Default and STT, on a joint and several basis, “Borrowers”), MR PROCESSING HOLDING CORP., a Delaware corporation (“Holdings”), certain subsidiaries of Borrowers, as Guarantors, and the Lenders party hereto.

RECITALS

WHEREAS, the Borrowers, Holdings and certain subsidiaries of Borrowers, as Guarantors, various Lenders, RBS SECURITIES CORPORATION (“RBSS”), as Sole Lead Arranger, Sole Book Runner and Syndication Agent and THE ROYAL BANK OF SCOTLAND PLC (“RBOS”), as Administrative Agent, Collateral Agent and Documentation Agent, are parties to that certain $150,000,000 Credit and Guaranty Agreement dated as of February 9, 2007 (the “Credit and Guaranty Agreement”) (capitalized terms used herein without definition have the meanings ascribed to such terms in the Credit and Guaranty Agreement).

WHEREAS, the Borrowers have requested certain amendments to the Credit and Guaranty Agreement, and in connection therewith, the parties hereto, including the Requisite Lenders, have agreed to amend such Credit and Guaranty Agreement as herein set forth.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.                                            Section References. Unless otherwise expressly stated herein, all Section references herein shall refer to Sections of the Credit and Guaranty Agreement.

Section 2.                                            Amendment to Cover Page. The parties hereto hereby agree to amend the Cover Page by (i) adding the words “as amended as of March 29, 2007” on a new line immediately following the words “dated as of February 9, 2007” and (ii) deleting “$150,000,000 Senior Secured Credit Facilities” and replacing such words with the following words: “$170,000,000 Senior Secured Credit Facilities” in the last line thereof.

Section 3.                                            Amendment to Preamble. The parties hereto hereby agree to amend the Preamble by adding the words “as amended by the First Amendment dated as of March 29, 2007,” immediately following the words “dated as of February 9, 2007,”.

Section 4.                                            Amendment to Recitals. The parties hereto hereby agree to amend the third Recital by (i) deleting “aggregate amount not to exceed $150,000,000” in the second line of such Recital and replacing such words with the following words: “aggregate amount not to exceed $170,000,000” and (ii) deleting “up to $30,000,000 aggregate principal amount of Delayed Draw Term Loans” in the third line of such Recital and replacing such words with the following words: “up to $50,000,000 aggregate principal amount of Delayed Draw Term Loans”.

Section 5.                                            Amendment of Definition of Applicable Margin in Section 1.01. The parties hereto hereby agree to amend the definition of “Applicable Margin” by deleting it in its entirety and replacing it with the following:

“Applicable Margin” means (a) from the Closing Date until the beginning of the first Interest Period after the date of delivery of the Compliance Certificate and the financial statements for the second full Fiscal Quarter ending after the Closing Date, a percentage, per annum, equal to (i) for Revolving Loans, Initial Term Loans and Delayed Draw Term Loans, if any, that are Eurodollar Rate Loans, 3.00% per annum and (ii) for Revolving Loans, Initial Term Loans, Delayed Draw Term Loans, if any, and Swing Line Loans that are Base Rate Loans, 2.00% per annum; and (b) thereafter, with respect to Revolving Loans, Initial Term Loans, Delayed Draw Term Loans, if any, and Swing Line Loans, a percentage, per annum, determined by reference to the Total Leverage Ratio in effect from time to time as set forth below:

TOTAL LEVERAGE RATIO	APPLICABLE MARGIN FOR REVOLVING LOANS AND TERM LOANS (EURODOLLAR LOANS)	APPLICABLE MARGIN FOR REVOLVING LOANS, TERM LOANS AND SWING LINE LOANS (BASE RATE LOANS)
>4.00:1.00	3.00%	2.00%
<4.00:1.00	2.75%	1.75%

No change in the Applicable Margin shall be effective until three (3) Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.01(d) calculating the Total Leverage Ratio. At any time the Borrowers have not submitted to Administrative Agent the applicable information as and when required under Section 5.01(d), the Applicable Margin shall be determined as if the Total Leverage Ratio were in excess of 4.00:1.00 until three (3) Business Days after Borrowers submit such information. Within one Business Day after receipt of the applicable information under Section 5.01(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

In the event that any Compliance Certificate delivered pursuant to Section 5.01(d) is shown to be inaccurate (regardless of whether any Loans or Commitments are outstanding when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin actually applied for such Applicable Period, then (i) the Loan Parties shall immediately deliver to Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the Total Leverage Ratio were as shown in such correct Compliance Certificate for such Applicable Period, and (iii) Borrowers shall immediately pay to Administrative Agent the accrued additional interest and additional fees, if any, owing as a result of such increased Applicable Margin for such Applicable Period. Nothing in this paragraph shall in any way limit the rights of any Agent or the Lenders with respect to Section 2.22 or Article Eight.”

Section 6.                                            Amendment of Definition of Delayed Draw Term Loan  Commitment in Section 1.01. The parties hereto hereby agree to amend the definition of “Delayed Draw Term Loan Commitment” by deleting “The aggregate amount of the Delayed Draw Term Loan Commitments as of the Closing Date is $30,000,000.” in such definition and replacing such words with the following: “The aggregate amount of the Delayed Draw Term Loan Commitments as of the First Amendment Effective Date is $50,000,000.”

Section 7.                                            Addition of Definition of First Amendment Effective Date in Section 1.01. The parties hereto hereby agree to add a new definition of “First Amendment Effective Date” immediately following the definition of “Financial Plan” with the following:

““First Amendment Effective Date” means March 29, 2007.”

Section 8.                                            Amendment of Definition of Permitted Acquisition in Section 1.01. The parties hereto hereby agree to amend the definition of “Permitted Acquisition”, by deleting “is less than $70,000,000 in the aggregate” in subclause (g) of such definition and replacing such words with the following: “is less than $90,000,000 in the aggregate”.

Section 9.                                            Amendment of Section 9.06. The parties hereto hereby agree to amend Section 9.06 by (i) deleting the word “bank” in the third line thereof and replacing such word with the following: “financial institution (which, in the case of a non-bank financial institution, is a Lender or an Affiliate of a Lender)” and (ii) adding the words “or financial institution” immediately following the words “such bank” in the fourth line thereof.

Section 10.                                      Amendment of Section 10.01(a)(ii). The parties hereto hereby agree to amend Section 10.01(a)(ii) by (i) adding the words “a copy to The Royal Bank of Scotland plc, at 101 Park Avenue, New York, New York 10178; Attention of Sean Grimes (Telecopier No. (212) 401-1478; Telephone No. (212) 401-1479) and” immediately following the words “(212) 401-1380), with” in the fourth line thereof and (ii) deleting the words “Attention of John Mendez (Telecopier No. (213) 891-8763; Telephone No. (213) 891-8181)” and replacing such words with the following: “Attention of Stacey Rosenberg (Telecopier No. (213) 891-8763; Telephone No. (213) 891-8554)” in the fifth line thereof.

Section 11.                                      Amendment of Appendix A-2. The parties hereto hereby agree to amend Appendix A-2 by deleting “$30,000,000” in each of the two places in which it appears and replacing such text with the following: “$50,000,000”.

Section 12.                                      Representations and Warranties of the Borrowers and Holdings. Each Borrower and Holdings hereby represents and warrants that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action and will not violate any of its Organizational Documents and (b) the Credit and Guaranty Agreement (after giving effect to this Amendment) and all other Loan Documents are and remain its legal, valid, binding and enforceable obligations in accordance with the terms thereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 13.                                      Reference to Agreement. Each of the Loan Documents and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit and Guaranty Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit and Guaranty Agreement, whether direct or indirect, shall mean a reference to the Credit and Guaranty Agreement as amended hereby.

Section 14.                                      Costs and Expenses. The Borrowers shall pay on demand all out-of-pocket costs and expenses of the Lenders (including the reasonable fees, costs and expenses of counsel to RBOS) incurred in connection with the preparation, execution and delivery of this Amendment.

Section 15.                                      Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES.

Section 16.                                      Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

Section 17.                                      Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 18.                                      Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Lender may have under the Credit and Guaranty Agreement or under any other Loan Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender to execute similar or other amendments or grant any waivers under the same or similar or other circumstances in the future.

Section 19.                                      Ratification By Guarantors. The Guarantors hereby agree to this Amendment, and the Guarantors acknowledge that the Guarantors’ Guaranty shall remain in full force and effect without modification thereto.

Section 20.                                      Certain Waivers. Each of the Borrowers and the Guarantors hereby agrees that neither the Agents nor any Lender shall be liable under a claim of, and hereby waives any claim against the Agents and the Lenders based on, lender liability (including, but not limited to, liability for breach of the implied covenant of good faith and fair dealing, fraud, negligence, conversion, misrepresentation, duress, control and interference, infliction of emotional distress and defamation and breach of fiduciary duties) as a result of this Amendment and any discussions or actions taken or not taken by the Agents or the Lenders on or before the date hereof or the discussions conducted in connection therewith, or any course of action taken by the Agents or any Lender in response thereto or arising therefrom; provided, that the foregoing waiver shall not include the waiver of any claims which are based on the gross negligence or willful misconduct of any Agent or any Lender or any of their respective agents. This Section 20 shall survive the execution and delivery of this Amendment and the termination of the Credit and Guaranty Agreement, as amended hereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MR DEFAULT SERVICES LLC

By:	/s/ Jennifer Dorris
Name:	Jennifer Dorris
Title:	Secretary

E-DEFAULT SERVICES LLC

By:	/s/ Jennifer Dorris
Name:	Jennifer Dorris
Title:	Secretary

STATEWIDE TAX AND TITLE SERVICES LLC

By:	/s/ Jennifer Dorris
Name:	Jennifer Dorris
Title:	Secretary

STATEWIDE PUBLISHING SERVICES LLC

By:	/s/ Jennifer Dorris
Name:	Jennifer Dorris
Title:	Secretary

MR PROCESSING HOLDING CORP.

By:	/s/ Jennifer Dorris
Name:	Jennifer Dorris
Title:	Secretary

First Amendment to Credit and Guaranty Agreement

LENDERS:

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ William Stafeil
Name:	William Stafeil
Title:	Managing Director

First Amendment to Credit and Guaranty Agreement